MINERAL LEASE AND OPTION AGREEMENT

between

NAMMCO, a Wyoming General Partnership

and

AUSTIN AMERICAN CORPORATION

dated

November 1, 2020

Lone Mountain Property Situated in Elko County, Nevada

This Mineral Lease and Option Agreement (the "Agreement") is dated as of November 1, 2020 (the "Effective Date")

PARTIES:

NAMMCO, a Wyoming General Partnership with a mailing address at P.O. Box 2850, Casper, Wyoming USA, 82602, Individually and as the General Partner of the Partnership between NAMMCO and Ross S. Eardley, Trustee of the Albert H. Huber Intervivos Revocable Trust dated September 15, 2006, and NAMMCO as Successor-of-Lessee in that certain mining lease entered into between George H. Hogle and Ann M. Hogle, husband and wife, and James E. Hogle and Bonnie S. Hogle, husband and wife, as Lessors and Tenneco Minerals Company, a Delaware corporation, as Lessee, dated January 2, 1990 covering certain patented mining claims situated in Elko County, Nevada, hereinafter collectively referred to as (**"NAMMCO"** or **"Lessor"**); For further reference, the parties identified above as NAMMCO or Lessor owns an undivided one hundred (100%) interest in the patented and unpatented mining claims situated in Elko County, Nevada, more particularly described in **Exhibit "A"**, and **Exhibit "B"** (the **"Premises"**) attached to and made by this reference, incorporated into this Agreement; and

AUSTIN AMERICAN CORPORATION, a Nevada corporation with a mailing address at 1021 West Hastings Street, 9th floor, Vancouver, BC V6E 0C3 (**"AAC"** or **"Lessee"**).

For and in consideration of the promises and payments herein, and on the terms herein, the parties agree as follows:

1. **Rights Granted.** Lessor, to the extent that Lessor may do so under applicable law and subject to permitting and reclamation obligations, grants, demises, leases, lets, transfers, and otherwise conveys to Lessee and its successors and assigns all of the following rights, powers, and privileges:

a. Premises. The real property described and attached in **Exhibit "A"**, and **Exhibit "B"** (the **"Premises"**) and all rights, permits, improvements, privileges, and appurtenances belonging or in any way appertaining to the Premises, including all ores, minerals, materials, exploration rights, mineral rights, water rights, and surface rights of the Lessor.

b. Exploration and Mining Rights and Access. The free, exclusive, unrestricted, uninterrupted right of access, ingress and egress to the Premises, and the right to enter upon and occupy the Premises for all purposes reasonably incident to exploring for, developing, mining, extracting, milling, stockpiling, storing, processing, removing and marketing therefrom all merchantable and non-merchantable ores, metals, minerals, mineral products and materials of every nature or sort recognized as being subject to the General Mining Law of the United States, the laws of the State of Nevada, the laws of the County of Elko, Nevada together hereinafter called **"Mineral Substances"**, and the right to place, construct, maintain, use, and thereafter remove such structures, facilities, equipment, roadways, haulage-ways, drill-rigs, mills, crushers, beneficiation, processing, concentrating and treatment facilities, and other things or improvements as may be necessary, useful, or convenient for the full enjoyment of all of the rights granted under this Agreement. These rights are further granted and may also be utilized for the purpose or in the course of carrying on exploration or mining operations on any other properties in which Lessee may have or acquire any right and/or interest and may desire to reach or mine directly or indirectly through the Premises, or with respect to which Lessee may conduct operations including exploring, developing, milling or processing ores from other properties in which Lessee may have an interest.

c. Cross Mining. The right to mine and remove any Mineral Substances existing on or under the Premises through or by means of shafts, openings, or pits that may be sunk or made upon adjoining and nearby

property, and the right to stockpile any Mineral Substances from the Premises upon grounds situated upon any such properties. In addition, Lessee may use the Premises for any shafts, openings, pits, stockpiles of Mineral Substances obtained from the mining, removal, and/or stockpiling of any Mineral Substances from any adjoining or nearby property and for the construction of facilities for such use.

d. Water Rights. Any and all of Lessor's water rights on, about, under, or which is appurtenant to the Premises or to which the Premises are riparian. In the event Lessee acquires additional water rights in the Area of Influence and thereafter terminates this agreement, those certain water rights will be reassigned to Lessor.

e. Deposit of Waste Materials. The right to temporarily or permanently deposit tailings slurry, waste rock, overburden, surface stripping, process solutions, and all other materials from the Premises or from other properties on or off the Premises, even if the sole use of the Premises may be for the placement of such materials.

f. Treatment. The right in such manner as Lessee deems fit, to beneficiate, concentrate, process, and/or otherwise treat any Mineral Substances taken from the Premises or from other properties by any physical or chemical method. In exercising this right, Mineral Substances may be removed to a plant or plants established or maintained either upon the Premises or elsewhere.

2. **Term.** Unless sooner terminated as provided in this Agreement, the term of this Agreement shall be for a primary period of ten (10) years from the Effective Date plus ten-year extensions and for so long thereafter as Lessee continues to make payments to Lessor pursuant to Section 3 below.

3. **Payments to Lessor, Work Commitments, and Landholding Costs.**

a. Pre-Production Payments. Lessee shall make the following pre-production payments to Lessor on the schedule set out below. Each cash pre-production payment shall be credited against the Purchase Price until the Purchase Price is paid in full, then the pre-production payments will be credited against the future production royalties as an advance royalty.

> $80,000 within five days of the Effective Date;
> $30,000 upon the first, second, and third anniversaries;
> $40,000 upon the fourth anniversary and then increasing by $10,000/year thereafter to a maximum of $200,000.

i. If this Agreement is terminated under Section 8, Lessee shall have no obligation to make any pre-production payment that becomes due after the date of termination.

ii. Once payment of the production royalty calculated under this Section 3 commences, no further payments of pre-production payments will be made thereafter.

iii. Pre-production payments paid to Lessor will apply to the entire Premises and are deductible against future production royalties to be paid to Lessor regardless of the year in which advance royalty payments are made; i.e., pre-production payments can be carried over and credited against subsequent years until the amount of the advance royalty has been fully deducted against production royalties by Lessee.

b. Work Commitments. Lessee shall fulfill the following minimum work commitments on the Premises on or before the dates in the following schedule:

Performance Date	Annual Amount
September 1, 2021	$ 150,000
September 1, 2022	$ 250,000
September 1, 2023	$ 300,000
September 1, 2024	$ 300,000
September 1, 2025 and each year thereafter	$ 400,000

The work commitments by September 2021 and 2022 are firm commitments. Work completed that exceeds the minimum requirement for a given year may be applied to requirements stipulated for subsequent years. If Lessee doesn't spend the required amount of money on the Premises in a given year, then Lessee can make up the difference through a cash payment to the Lessor. Lessee shall have the option and right, exercisable in Lessee's sole and exclusive discretion, to elect to pay Lessor in cash an amount equal to the difference between expenditures actually incurred and the amount described above for the period. The work commitment terminates when $1,800,000 has been expended on the property. Work commitments shall not be deducted against the production royalty.

The nature, place and conduct of work shall be at the sole discretion of the Lessee and may be performed on or off the Premises, so long as such work benefits the exploration, development or mining of the Premises. The amount of the expenditures shall be determined by the direct cost to the Lessee of work performed by Lessee or independent contractors, including the salaries, expenses and benefits burden of Lessee's employees performing work, and the reasonable cost of equipment rentals. Any amounts paid as claim maintenance fees for the unpatented mining claims payments shall not be considered as applicable toward work requirements hereunder. Lessee shall provide an annual report of the work performed on the lands subject to this agreement and the associated costs of each activity.

c. Production and Minimum Royalty. For production from the Premises, Lessee shall pay to Lessor a production royalty of Three Percent (3%) of the Net Smelter Returns for claims comprising the Premises (including any wholly-owned claims staked by Lessor or Lessor's affiliates within the Area of Influence) on the terms and subject to the conditions set forth in the Net Smelter Returns Royalty attached as **Exhibit "C"** (the **"NSR Royalty"**)

Production royalties shall be paid quarterly.

d. Production Royalty Buy-Down. At any time, Austin can buy one-half percentage point of the royalty for $2,000,000, which will reduce the royalty from Three Percent (3%) to Two and One-Half Percent (2.5%). (the **"Bought-Down Royalty"**). In the event the Lessee exercises the option to buy down said royalty and thereafter terminates this agreement, said royalty interest shall be reassigned to Lessor. Execution of this agreement shall also serve as Lessee's execution of said reassignment provision.

e. Area of Influence. The **"Area of Influence"** means any claims, patented or unpatented, and private and state land acquired within the existing exterior boundaries of the Premises as of the Effective Date. See **Exhibit "D"** for a reference map for the Area of Interest.

f. Tailings. No production royalty shall be due and owing on any Mineral Substances contained in mill tailings, waste products, leached dumps or other waste products from processed ore unless re-processed and additional Net Smelter Returns is received by Lessee. Lessee shall comply with all applicable laws and regulations concerning the disposal of such tailings or residues. If Lessee reprocesses any mill tailings or any residues, including waste products and leach dumps, then the production royalty as provided herein shall be payable upon any Mineral Substances recovered.

g. 2020/2021 Assessment Year Landholding Costs. Lessee has a firm obligation to pay the September 1, 2021 (2021/2022 Assessment Year) BLM claim maintenance fees (estimated at $80,000), and the Elko County claim maintenance fees (estimated at $5,000) by August 15, 2021. Lessee shall pay these landholding costs whether or not it terminates this Agreement before such costs are due in accordance with Section 8.b of this Agreement. Lessee will give evidence of payment in full to Lessor within 30 days of due date. If Lessee fails to pay BLM claim maintenance fees and Lessor is required to make the annual payment, this agreement terminates automatically.

h. Method of Making Payments. All payments required to be made by Lessor shall be made by check, wire transfer, or electronic transfer and delivered to the representative of Lessor shown in Section 11 or as identified in writing by the Lessor. Lessor shall not be obligated to recognize any change of address or change of payee until: (I) Lessor receives notice and evidence satisfactory to it from the transferor that its interest has been transferred and that payments should be made to the transferee; and (ii) Lessor receives proof that the transferee has complied with the terms of Section 13.

4. **Option to Purchase.**

a. There is no option to purchase NAMMCO's Bought-Down Royalty of Section 3.d.

b. Lessee will have the option to purchase the entire interest in the Project, except for the royalty, at any time during the lease or the lease extension. If Lessee elects to exercise this option, then it must promptly pay the owner $2,000,000 (the "**Purchase Price**"). The Purchase Price shall be reduced by the payments made pursuant to clause 3 (a) above.

The option to exercise can only be exercised by Austin once it has made a discovery of equal to or greater than 0.5 million ounces of gold (or equivalent in other metals) or completed a Pre-Feasibility Study. "Pre-Feasibility Study" is defined in Exhibit "E" attached hereto.

5. **Information.** Upon execution of this Agreement, Lessor shall furnish to Lessee copies of any exploration data, assays, logs, maps, including any mine plan maps, geological, geochemical and geophysical surveys and reports and records or data relating to production or development that Lessor has in its possession, in the possession of its consultants, or under its control relating to the Premises. Upon termination of this Agreement, copies of all such data generated on the Premises by Lessee or its consultants will be turned over to NAMMCO.

6. **Title**

a. Representations and Warranties. Lessor represents and warrants to Lessee, which covenants and warranties shall survive any expiration or termination of this Agreement, that: (i) Lessor is, subject to the paramount title of the United States, the owner of the entire undivided possessory or leasehold interest in the Premises (including Mineral Substances); (ii) that Lessor's interest is free and clear of all liens, claims, charges, security interests, encumbrances, royalties, overriding royalties, voting rights, proxies, claims of third parties and payments out of production (an "**Encumbrance**"); (iii) that Lessor has not committed, nor will Lessor in the future commit, any act or acts that may encumber or cause an Encumbrance to be placed against the Premises; (iv) that Lessor has the full and exclusive right and power to lease the Premises to Lessor under the terms and provision of this Agreement and to grant the rights granted to Lessor hereunder; (v) that the Premises are not subject to any agreements contrary to the provisions of this Agreement; (vi) Lessor will defend title to the Premises against all who may claim the same by, through, or under Lessor; (vii) that Lessor has not caused or allowed the generation, treatment, storage, or disposal of hazardous substances on the Premises, except as provided by law; (viii) the Lessor is a General Partnership in good standing and authorized to do business in the state and on the properties identified in

this agreement; (ix) the Lessor has full power and authority to carry on its business and to enter into this Agreement; (x) neither the execution and delivery of this Agreement nor the consummation of the transactions hereby contemplated conflict with, result in the breach of or accelerate the performance required by any agreement to which the Lessor is a party or any applicable law, rule or regulation; (xi) the execution and delivery of this Agreement do not violate or result in a breach of the laws of any jurisdiction applicable to the Lessor or pertaining thereto or of the Lessor's organizational documents; (xii) all corporate and General Partnership authorizations have been obtained for the execution and delivery of this Agreement and for the performance of the Lessor's obligations hereunder; (xiii) this Agreement constitutes a legal, valid and binding obligation of the Lessor enforceable against the Lessor in accordance with its terms subject to the usual qualifications with respect to bankruptcy and availability of equitable remedies being within the discretion of a court; (xiv) no proceedings are pending for and the Lessor is not aware of any basis for the institution of any proceedings leading to the dissolution or winding up of the Lessor or the placing of the Lessor into bankruptcy or subjecting the Lessor to any other laws governing the affairs of insolvent persons; (xv) there are not any suits, actions, prosecutions, investigations or proceedings, actual, pending or to the best of the Lessor's knowledge, threatened against or affecting the Lessor or that relates to or has an adverse effect on the Premises; (xvi) there is no person acting or purporting to act at the request of the Lessor who is entitled to any brokerage or finder's fee in connection with the transactions contemplated herein; (xvii) the Premises are in good standing pursuant to all applicable laws and no event, condition or occurrence exists that, after notice or lapse of time or both, would constitute a default thereunder; (xviii) the Lessor has not received notice and has no knowledge of any proposal to terminate or vary the terms of or rights attaching to the Premises from any court, government or other regulatory authority or of any challenge to the right, title or interest of the Lessor in the Premises; (xix) to the best of Lessor's knowledge no portion of the Premises lies within any protected area, rescued area, reserve, reservation or special lands as designated by any governmental authority having jurisdiction that would impair the exploration or development of a mining project on such land (xx) to the best of the knowledge of the Lessor, there has been no material spill, discharge, leak, emission, ejection, escape, dumping or any release or threatened release of any kind of any toxic or hazardous substance or waste (as defined by applicable law) from, on, in or under the Premises or into the environment, except releases permitted or otherwise authorized by such law; (xxi) all taxes, tariffs, licenses and charges with respect to the Premises have been paid in full as of the date hereof; (xxii) the Lessor has not received notice of the existence of condemnation, expropriation or similar proceedings affecting the Premises; and (xxiii) the Lessor has made available to Lessee all material information in its possession or under its control relating to the Premises. Lessor, after its own diligent inquiry, has no knowledge of the presence of hazardous substances on the Premises and that Lessor does not know of any use of the Premises to dispose of wastes or of any other violation of environmental laws concerning the use of the Premises. Lessor further warrants that, to its knowledge, there are no threatened or pending environmental enforcement actions against it, and no environmental liens against the Premises.

Further, insofar as the Premises includes unpatented mining claims, (1) the claims have been located and appropriate record made thereof in compliance with the laws of the United States and the laws of the state in which the Property is situated, the claim maintenance fee for the assessment year beginning September 1 prior to the effective date of this Agreement has been paid and appropriate record made thereof in compliance with applicable law, and there is no claim of adverse mineral rights affecting such claims; (2) insofar as the Premises includes patented claims, such rights are held in good standing and no default exists or has been asserted under any of the terms thereof and (3) with respect to the Premises as a whole, the possessory right and leasehold interest to the Premises of the Lessor is free and clear of all liens and encumbrances by and through the Lessors and no legal claims are pending or have been threatened against the interest of the Lessor in the Premises and that the Lessor is not aware of any facts that might otherwise provide a basis for a claim of failure of title or default.

b. Title Defects, Defense, and Protection. At Lessee's cost, Lessee may cause a title search to be made

covering all or any part of the Premises. Lessee shall be entitled to receive the abstracts and other evidences of title that may be in Lessor's possession. Lessee shall satisfy to itself as to the adequacy of Lessor's title. If, (I) in Lessee's opinion Lessor's title to all or any part of the Premises is defective or less than as represented in this Section 6, or (ii) Lessor's title is contested or questioned by any person or entity, and Lessor is unable or unwilling to promptly correct the alleged defects, Lessee shall have the right but not the obligation, to attempt to perfect or defend Lessor's title. Lessee shall not be liable to Lessor if Lessee is unsuccessful in, withdraws from, or discontinues title litigation or other curative work. Time being of the essence, if Lessee does attempt to perfect or defend Lessor's title, Lessor shall execute all documents and shall take such other actions as are reasonably necessary to assist Lessee in its efforts. Lessee shall conduct its title examination of the Premises during a two-year period beginning on the date of this Agreement, and if title is less than as represented in this Section 6, then the costs and expenses of perfecting or defending title shall be deductible by Lessee against subsequent payments to be made to Lessor but not thereafter. Any improvement or perfection of title to the Premises shall inure to the benefit of Lessee in the same manner and to the same extent as if such improvement or perfection has been made prior to the execution of this Agreement.

7. **Additional Obligations of Lessee**

a. Compliance with Laws and Regulations. Lessee shall perform all of its operations on the Premises in a good and miner-like manner and in compliance with all applicable federal, state, and local laws and regulations including environmental protection, reclamation, and bonding. Lessee shall, at the conclusion of exploration and or mining operations, conduct such reclamation as required in connection with its operations by applicable federal, state and local law. In the event Lessee fails to comply with applicable reclamation and remediation laws and Lessor is required to perform said work, Lessor in compliance with said laws has the right to recoup any and all costs for compliance on behalf of Lessee from Lessee, including any legal and Attorney's fees. Any applicable liabilities Lessee may incur shall survive this agreement after termination.

b. Indemnification and Insurance. Lessee shall protect Lessor against any damages arising out of Lessee's operations on the Premises and shall indemnify Lessor against liability resulting from Lessee's operations on the Premises; provided, however, that Lessor or any agent acting on its behalf shall not have been a contributing cause to the event giving rise to any such damages. Lessee at its sole cost shall keep in force during this Agreement term a policy of commercial general liability insurance covering property damage and liability for personal injury occurring on or about the Area of Influence, with limits in the amount of at least Two Million Dollars ($2,000,000) per occurrence for injuries to or death of any person and limits in the amount of at least One Million Dollars ($1,000,000) per occurrence for property damage. Lessee shall cause its insurance carrier to identify Lessor as an additional insured of the policy and shall deliver to Lessor a certificate of such insurance policy. It shall be a condition precedent to Lessee's assignment of this Agreement that the Lessee procure and maintain insurance in accordance with this section.

c. Taxes and Assessments.

   i. Lessee hereby agrees to pay promptly before delinquency all taxes and assessments on Lessee's improvements, activities on, and products derived from, the Premises that may be assessed during the term of this Agreement. For greater certainty, Lessee shall pay the annual BLM claim maintenance fee. Nothing in this Section shall be construed to obligate Lessee to pay any tax that is based upon an assessment of improvements or fixtures made or placed on the Premises by Lessor. Lessee shall not be liable for any taxes levied or measured by income of Lessor or based upon payments made to Lessor by Lessee under this Agreement.

ii. Lessee shall always have the right to contest, in the courts or otherwise, either in its own name or in the name of Lessor, the validity or amount of any such taxes or assessments, or to take such other steps or proceedings as it may deem necessary to secure a cancellation, reduction, re-adjustment, or equalization thereof, before it shall be required to pay such taxes or assessments. This Section 7c shall apply to any property owned or leased by Lessee upon which it stockpiles any mineral bearing material whether or not such material is exclusively taken from the Premises or commingled with materials from other properties.

d. Right of Access to the Premises. Upon reasonable advance notice of not less than 24 hours, Lessee shall allow Lessor and representatives of Lessor, at their sole risk, access to the Premises for the purposes of viewing or inspecting Lessee's operations, at times which, in Lessee's discretion, do not unreasonably interfere with its operations. All such persons shall be required to comply with all applicable health, safety and operational rules of Lessee. Lessor agrees to indemnify, protect, save, and hold harmless Lessee and its affiliates and their respective directors, partners, officers, employees, and agents from and against any and all losses, costs, damages, expenses, attorney's fees, claims, demands, liabilities, suits, and actions of every kind and character that may be imposed upon or incurred by Lessee and its affiliates and their respective directors, partners, officers, employees, and agents, arising directly or indirectly from Lessor's rights under this Section 7d, including in the case of Lessee's negligence, but excluding gross negligence or willful misconduct. Such indemnity shall survive termination of this Agreement.

8. Termination

a. Termination by Lessor. If Lessee has not made the pre-production payments under Section 3 or the production royalties pursuant to the NSR Royalty or satisfied any lien obligations under Section 9, Lessor shall notify Lessee in writing setting out specifically the breach. If the alleged breach is not cured within thirty (30) days after written notice is given, or if Lessee has not within that time either commenced to cure the alleged breach and does not thereafter diligently complete such cure, or challenges the legitimacy of the allegation, Lessor may terminate this Agreement (and the NSR Royalty shall also be deemed to be terminated) by delivering to Lessee notice of such termination and after full payment of NSR Royalty payments due and payable at the time of such termination, if any. Termination of this Agreement shall be the sole remedy of Lessor. Neither the service of any notice nor the doing of any acts by Lessee aimed to meet all or any of the alleged breaches shall be deemed an admission or presumption that Lessee has failed to perform its said obligations under this Agreement or the NSR Royalty.

b. Termination by Lessee. Lessee shall have the right to terminate this Agreement (and the NSR Royalty shall also be deemed to be terminated) at any time with respect to the Premises by giving written 30-days notice to Lessor. Upon such termination, all right, title, and interest of Lessee under this Agreement (and the NSR Royalty) shall terminate with respect to the Premises. Lessee shall be relieved of all further obligations set forth in this Agreement (and the NSR Royalty) except those obligations, if any, which this Agreement explicitly states, and which have accrued prior to such termination, which continuing obligations shall include any reclamation required by applicable law arising from Lessee's operations and payment in full of any Pre-Production and/or NSR Royalty payments due and payable at the time of such termination. Any taxes, assessments, and governmental charges shall be prorated as of the termination date. Notwithstanding anything in this Section 8, if Lessee submits a termination notice after July 1st of any year, Lessee shall pay the annual BLM claim maintenance fee due on or before noon September 1st of that year.

c. Release. Upon termination of this Agreement by Lessee, the Premises shall be returned to Lessor and a release, in recordable form, satisfactory to Lessor, will be executed by Lessee for the benefit of Lessor, disclaiming Lessee's interest in the Premises. This reassignment shall include any new water rights, access

agreements, permits or mineral claims acquired within the Area of Influence by the Lessee during the term of this agreement.

d. Return Free and Clear. Upon termination of this Agreement, the Premises will be returned to Lessor free and clear of any liabilities, including environmental liabilities resulting from work done by Lessee.

9. **Liens.** If Lessor fails to promptly pay, when due, taxes, mortgages, or other liens levied against the Premises and payable by Lessor, Lessee shall have the right (but shall not be obligated) to pay such past due amounts and, if Lessee does so, Lessee shall be subrogated to all the rights of the holders thereof and Lessor shall reimburse Lessee for all such payments and for all related costs and expenses paid or incurred by Lessee (including, without limitation, related attorneys' fees) within three months after the same are paid or incurred by Lessee. Any such payments may be deducted against any payments due Lessor under this Agreement. The provisions of this Section 9 shall survive any termination or expiration of this Agreement.

Protection from Liens and Encumbrances. Lessee shall keep the Properties free and clear of all liens and encumbrances of whatsoever kind and character, including liens for labor performed and material furnished, and shall fully protect, defend, indemnify and hold Lessor Group harmless from all Claims arising out of, or resulting from, any such liens and encumbrances including attorney fees.

Lessee understands and agrees that in the event any lien or encumbrance is placed upon the Properties, and such lien or encumbrance is not released of record or disputed in good faith by Lessee within ninety (90) days of the date of the filing of record of such lien or encumbrance, this Agreement will immediately terminate and revert to Lessor, including all rights to any mining production, any contractual rights owned by Lessee affecting the Properties, and any wells, facilities, or other improvements placed upon the Properties by Assignee.

10. **Force Majeure.** The failure to perform or to comply with any of the covenants or conditions contained in this Agreement, either expressed or implied, on the part of Lessee shall not be a ground for cancellation or termination or forfeiture of this Agreement, and Lessee shall not be liable for failure to perform its obligations during any period in which performance is prevented, in whole or part, by causes herein termed "force majeure". For purposes of this Agreement, the term "force majeure" shall include labor disputes (and Lessee shall not be obligated to settle the same); acts of God; actions of the elements, including inclement weather, floods, slides, cave-ins, sinkholes, earthquakes, and drought; laws, rules, regulations, orders, directives, and requests of governmental bodies or agencies; delay, failure, or inability of suppliers or transporters of materials, parts, supplies, services, or equipment; contractor or subcontractor shortage of labor, transportation, materials, machinery, equipment, supplies, utilities, or services; accidents; breakdown of equipment, machinery, or facilities; judgments or orders of any court; inability to obtain on reasonably acceptable terms or in reasonably acceptable time any public or private licenses, permits, or other authorizations; curtailment or suspension of activities to remedy or avoid an actual or alleged, present, or future violation of federal, state, or local environmental standard; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot; civil strife; fire; explosion; significant reduction in the price of mineral products; an escalation in the severity of the COVID-19 pandemic; or any other cause whatsoever beyond the control of Lessee, whether similar or dissimilar to the foregoing, except for the inability to meet financial commitments. If Lessee is prevented from engaging in exploration, development, mining, or processing operations by any such cause, the time of such delay or interruption shall not be counted against the term hereof, anything in this Agreement to the contrary notwithstanding, and this Agreement shall be extended while and so long as Lessee is prevented from conducting such operations. If Lessee desires to invoke the provisions of this Section 10, Lessee shall give notice of the commencement of the circumstances giving rise to such force majeure. The time

for discharging Lessee's obligations with respect to the prevented performance shall be extended for the period of force majeure. The declaration of a condition of force majeure shall not excuse or delay the payment of claim maintenance fees.

11. **Notices.** Any required notice, payment, or other communication contemplated by this Agreement shall be in writing and shall be effective (i) when personally delivered at the below address; (ii) when delivered by electronic communication at Lessor's facsimile number or email address described below or at such other facsimile number as Lessor may designate in writing provided that such electronic communication is followed by a delivery by mail or by personal service to the below address; or (iii) when deposited in the United States mail, postage prepaid and registered or certified, with return receipt requested, and addressed to Lessor at the below address:

If to Lessor:

Robert Kirkwood
NAMMCO

Mailing
P.O. Box 2850
Casper, WY
USA 82602

Physical
120 S. Durbin St.
Casper, WY
USA 82601

Phone: +1-307-265-5178
Mobile: +1- 307-259-5537
Email: bobk@kirkwoodcompanies.com

If to Lessee:

Dennis Higgs
Austin American Corporation
1021 West Hastings Street
9th Floor
Vancouver, British Columbia
CANADA V6E 0C3

Phone: +1-604-644-6579
Email: dennis@senategroup.com

Either Lessor or Lessee may change its mailing address for future notices by providing written notice to that effect to the other parties in the manner provided above.

12. **Confidentiality.** Lessor shall not, without the express written consent of Lessee, disclose any information concerning the terms of this Agreement or operations conducted under this Agreement, nor issue any press releases concerning the operations. Lessee shall not, without the express written consent of Lessor, disclose any information concerning the terms of this Agreement except as required for disclosure as a reporting issuer under Canadian and/or United States securities laws, and for a mutually agreeable Memorandum of this Agreement for recording purposes. If Lessor contemplates selling or assigning its interest, it shall have the right to disclose such information to a potential purchaser if it first obtains an agreement in writing from such third party, satisfactory to Lessee, providing that the third party shall hold

confidential the information furnished to it. The obligation herein shall not apply to information that is in the public domain through no fault of the Lessor or which is required to be disclosed by applicable law. If Lessee intends to issue a press release, written authorization from Lessor is required, which authorization will be forthcoming as Lessee is required to disclose under Canadian and/or United States securities laws.

13. **Assignments and Transfers of Interest**

a. By Lessor. Lessor shall not have the right to sell, assign, encumber or otherwise dispose of any or all of its interest in the Premises or in this Agreement without the written consent of the Lessee, which consent may not be unreasonably withheld. In the event of consent for any such transfer:

i. Any transfer by Lessor shall be subject to this Agreement and to all rights of Lessee, its successors and assigns, under this Agreement in and to the Premises and the transferee shall, as a condition of transfer, agree to accept the same in a writing reasonably satisfactory to Lessee upon the transfer.

iii. No change or division in ownership of the Premises, however accomplished, shall operate to enlarge the obligations or diminish the rights of Lessee under this Agreement.

iii. No change or division in the ownership of the Premises shall be binding upon Lessee for any purpose until the person acquiring any interest has furnished Lessee with the instrument or instruments constituting the claim of title from the original seller.

b. By Lessee. Lessee shall not assign its rights under this Agreement without the written consent of the Lessor, which consent shall not be unreasonably withheld. Lessor may withhold consent if the proposed transferee does not provide proof of financial capacity sufficient to satisfy any environmental obligations that may have been created on the Premises

c. Financing. Lessee shall have the right to mortgage, assign, or otherwise encumber its interest in the Premises, for the purposes of development. Absent the consent of Lessor, which consent shall not be unreasonably withheld, the encumbrances will be limited to the interests held by Lessee only and shall not include the interests held by the Lessor.

14. **No Express or Implied Covenants.** Nothing in this Agreement shall impose any obligations or covenants upon Lessee, express or implied, to conduct any exploration, development, or mining operations upon the Premises other than as set out in Section 3, it being the intent of the parties that Lessee shall have the sole discretion to determine the economic feasibility, time, method, manner, and rate of conducting any such operations, except as otherwise required by this Agreement.

15. **Access to Claims.** Lessee shall have access to any and all claims in which Lessor has rights to and to the extent assignable inside the Area of Influence located in Elko County, Nevada. Lessee shall negotiate, if necessary, any new rights-of-way to gain access to said claims over any Fee or Federal surface lands.

16. **Miscellaneous**

a. Rule Against Perpetuities. As to any provision in this Agreement, the parties do not intend that there shall be any violation of the Rule Against Perpetuities or any related Rule. If any violation should inadvertently occur, it is the wish of the parties that the appropriate court reform such provision so as to approximate most closely the intent of the parties within the limits permissible under such Rule.

b. Governing Law. This Agreement shall be construed, interpreted, and governed by the laws of the State of

Nevada.

c. Binding Effect. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors, and assigns.

d. Memorandum. Lessee and Lessor shall execute a Memorandum of this Agreement in a recordable form sufficient under the laws of the State where the Properties are located, to give notice to third parties of the rights granted hereunder. Lessee shall have the right to record such Memorandum at any time.

e. Counterparts. This Agreement may be executed electronically and in counterparts, each of which when so executed shall be deemed an original and such counterparts shall together constitute but one and the same instrument.

f. Entire Agreement. This Agreement and its Exhibits, all of which are incorporated herein by reference, constitute the sole and entire agreement of the parties with respect to the subject matter herein and all previous agreements between the parties concerning the Premises being expressly rescinded. No modification or alteration of this Agreement shall be effective unless in writing and executed by the parties.

g. All dollar amounts are expressed in lawful currency of the United States of America.

IN WITNESS WHEREOF, Lessor and Lessee have executed this Agreement effective as of the date first above set forth.

NAMMCO

By: ______________________
Name: Robert Kirkwood
Title: Manager

AUSTIN AMERICAN CORPORATION

By: ______________________
Name: Dennis L. Higgs
Title: Treasurer

ACKNOWLEDGEMENTS

STATE OF WYOMING §
§
COUNTY OF NATRONA §

This Mineral Lease and Option Agreement was acknowledged before me on November 9th, 2020 by Robert W. Kirkwood as Manager of NAMMCO.

NOTARY PUBLIC
CASSY A. HAGUE
COUNTY OF NATRONA
STATE OF WYOMING
My Commission Expires 10 Sept 2021

Notary Public

My Commission Expires ____________

PROVINCE OF BRITISH COLUMBIA §
§
COUNTY OF VANCOUVER §

This Mineral Lease and Option Agreement was acknowledged before me on November 6th, 2020 by Dennis L. Higgs as Treasurer of Austin American Corporation

Notary Public

My Commission Expires Non-Expiring

MALTI DHIR LOTFALI
Notary Public
2695 WEST BROADWAY
VANCOUVER, BC V6K 2G2
P: 604-773-0608 F: 604-224-1084
A Notary Public In and for the Province of British Columbia

EXHIBIT A
Unpatented Lode Mining Claims

Attached to and made a part of that certain Mineral Lease and Option Agreement by and between NAMMCO as Lessor and Austin American Corporation as Lessee dated November 1, 2020
The following 454 Unpatented Lode Mining Claims Located in **Elko** County, Nevada, which are further described as follows:

CLAIM NAME	BLM SERIAL #	BOOK	PAGE or ENTRY	DATE	TWP	RGE	SEC.
AJ #1	717622	895	714	5/2/1995	37N	53E	13
AJ #2	717623	895	715	5/2/1995	37N	53E	13,24
AJ #3	717624	895	716	5/2/1995	37N	53E	13
AJ #4	717625	895	717	5/2/1995	37N	53E	13,24
AJ #5	717626	895	718	5/2/1995	37N	53E	13
AJ #6	717627.	895	719	5/2/1995	37N	53E	13,24
AJ #7	717628	895	720	5/2/1995	37N	53E	13
AJ #8	717629	895	721	5/2/1995	37N	53E	13,24
AJ #9	717630	895	722	5/2/1995	37N	53E	13,24
AJ #10	717631	895	723	5/2/1995	37N	53E	13,14,23,24
AJ #11	717632	895	724	5/2/1995	37N	53E	14
AJ #12	717633	895	725	5/2/1995	37N	53E	14,23
AJ #13	717634	895	726	5/2/1995	37N	53E	14
AJ #14	717635	895	727	5/2/1995	37N	53E	14,23
AJ #15	717636	895	728	5/2/1995	37N	53E	14
AJ #16	717637	895	729	5/2/1995	37N	53E	14,23
AJ #17	717638	895	730	5/2/1995	37N	53E	14
AJ #18	717639	895	731	5/2/1995	37N	53E	14,23
AJ #19	717640	895	732	5/2/1995	37N	53E	24
AJ #20	717641	895	733	5/2/1995	37N	53E	24
AJ #21	717642	895	734	5/2/1995	37N	53E	24
AJ #22	717643	895	735	5/2/1995	37N	53E	24
AJ #23	717644	895	736	5/2/1995	37N	53E	24
AJ #24	717645	895	737	5/2/1995	37N	53E	24
AJ #25	717646	895	738	5/2/1995	37N	53E	24
AJ #26	717647	895	739	5/2/1995	37N	53E	24
AJ #27	717648	895	740	5/3/1995	37N	53E	13
AJ #28	717649	895	741	5/3/1995	37N	53E	13,14

EXHIBIT A CONTINUED

Attached to and made a part of that certain Mineral Lease and Option Agreement by and between NAMMCO as Lessor and Austin American Corporation as Lessee dated November 1, 2020

Located in Elko County, Nevada

CLAIM NAME	BLM SERIAL #	BOOK	PAGE or ENTRY	DATE	TWP	RGE	SEC.
AJ #29	717650	895	742	5/3/1995	37N	53E	11,14
AJ #30	717651	895	743	5/3/1995	37N	53E	14
AJ #31	717652	895	744	5/3/1995	37N	53E	11, 14
AJ #32	717653	895	745	5/3/1995	37N	53E	14
AJ #33	717654	895	746	5/3/1995	37N	53E	11,14
AJ #34	717655	895	747	5/3/1995	37N	53E	14
AJ #35	717656	895	748	5/3/1995	37N	53E	11,14
AJ #36	717657	895	749	5/3/1995	37N	53E	14
AJ #37	717658	895	750	5/3/1995	37N	53E	11
AJ #38	717659	895	751	5/3/1995	37N	53E	11
AJ #39	717660	895	752	5/3/1995	37N	53E	11
AJ #40	717661	895	753	5/3/1995	37N	53E	11
Cold #32	249657	400	466	6/12/1982	38N	53E	10
Cold #34	249659	400	468	6/12/1982	38N	53E	10
Cold #36	249661	400	470	6/11/1982	38N	53E	10
Cold #38	249663	400	472	6/11/1982	38N	53E	10
Cold #60	249685	400	494	6/30/1982	38N	53E	34
Cold #62	249687	400	496	6/30/1982	38N	53E	34
Cold #64	249689	400	498	6/30/1982	38N	53E	34
Cold #88	249713	400	522	6/16/1982	37N	53E	10
Cold #89	249714	400	523	6/16/1982	37N	53E	10
JAS #1	71612	292	124	5/8/1979	37N	53E	24
JAS #2	71613	292	521	5/8/1979	37N	53E	24
JAS #3	71614	292	522	5/8/1979	37N	53E	24
JAS #4	71615	292	523	5/8/1979	37N	53E	24
JAS #5	71616	292	524	5/8/1979	37N	53E	24
JAS #6	71617	292	525	5/8/1979	37N	53E	24
JAS #7	71618	292	526	5/8/1979	37N	53E	24
JAS #8	71619	292	527	5/8/1979	37N	53E	24

OAH

EXHIBIT A CONTINUED

Attached to and made a part of that certain Mineral Lease and Option Agreement by and between NAMMCO as Lessor and Austin American Corporation as Lessee dated November 1, 2020

Located in Elko County, Nevada

CLAIM NAME	BLM SERIAL #	BOOK	PAGE or ENTRY	DATE	TWP	RGE	SEC.
JAS #9	71620	292	528	5/8/1979	37N	53E	24
JAS #10	71621	292	529	5/8/1979	37N	53E	24
JAS #11	71622	292	530	5/8/1979	37N	53E	24
JAS #12	71623	292	531	5/8/1979	37N	53E	24
JAS #13	71624	292	532	5/8/1979	37N	53E	24
JAS #14	71625	292	533	5/8/1979	37N	53E	24
JAS #15	71626	292	534	5/8/1979	37N	53E	24
JAS #16	71627	292	535	5/8/1979	37N	53E	24
JAS #17	71628	292	536	5/8/1979	37N	53E	23,24
JAS #18	71629	292	537	5/8/1979	37N	53E	23,24
JAS #19	71630	292	538	5/8/1979	37N	53E	24
JAS #20	71631	292	539	5/7/1979	37N	53E	13,24
JAS #21	71632	292	540	5/7/1979	37N	53E	24
JAS #22	71633	292	541	5/7/1979	37N	53E	13,24
JAS #23	71634	292	542	5/7/1979	37N	53E	24
JAS #24	71635	292	543	5/7/1979	37N	53E	13,24
JAS #25	71636	292	544	5/9/1979	37N	53E	24
JAS #26	71637	292	545	5/9/1979	37N	53E	13,24
JAS #27	71638	292	546	5/9/1979	37N	53E	23,24
JAS #28	71639	292	547	5/9/1979	37N	53E	13,14,23,24
JAS #29	71640	292	548	5/11/1979	37N	53E	24
JAS #30	71641	292	549	5/11/1979	37N	53E	13,24
LAJ #101	160419	327	132	5/8/1980	38N	53E	25,36
LAJ #102	160420	327	133	5/8/1980	38N	53E	25,36
LAJ #103	160421	327	134	5/8/1980	38N	53E	25,36
LAJ #104	160422	327	135	5/8/1980	38N	53E	25,36
LAJ #105	160423	327	136	5/8/1980	38N	53E	25
LAJ #106	160424	327	137	5/8/1980	38N	53E	25
LAJ #107	160425	327	138	5/8/1980	38N	53E	25

EXHIBIT A CONTINUED

Attached to and made a part of that certain Mineral Lease and Option Agreement by and between NAMMCO as Lessor and Austin American Corporation as Lessee dated November 1, 2020

Located in Elko County, Nevada

CLAIM NAME	BLM SERIAL #	BOOK	PAGE or ENTRY	DATE	TWP	RGE	SEC.
LAJ #108	160426	327	139	5/8/1980	38N	53E	25
Little JW #1	30760	274	86	7/14/1978	37N	53E	2
Little JW #3	30762	274	88	7/14/1978	37N	53E	1,2
Little JW #5	30764	274	90	7/14/1978	37N	53E	1,2,36
Little JW #6	30765	274	91	7/14/1978	37N	53E	1,2,35
Little JW #7	30766	274	92	7/14/1978	37N	53E	1
Little JW #8	30767	274	93	7/14/1978	38N	53E	35,36
Little JW #9	30768	274	94	7/14/1978	37N	53E	1
Little JW #10	30769	274	95	7/14/1978	38N	53E	35,36
Little JW #11	30770	274	96	7/14/1978	37N	53E	1
Little JW #12	30771	274	97	7/14/1978	38N	53E	36
Little JW #13	30772	274	98	7/14/1978	37N	53E	1
Little JW #14	30773	274	99	7/14/1978	38N	53E	36
Little JW #15	30774	274	100	7/14/1978	38N	53E	36
Little JW #16	30775	274	101	7/14/1978	38N	53E	36
Little JW #17	30776	274	102	7/14/1978	38N	53E	36
Little JW #19	30777	274	103	7/14/1978	38N	53E	36
Little JW #21	30778	274	104	7/14/1978	38N	53E	36
Little JW #23	30779	274	105	7/14/1978	38N	53E	36
Little JW #25	30780	274	106	7/14/1978	38N	53E	36
Little JW #27	30781	274	107	7/14/1978	38N	53E	25,36
Little JW #29	30782	274	108	7/14/1978	38N	53E	25,36
Little JW #31	30783	274	109	7/14/1978	38N	53E	25,36
LME #1	913404	NA*	544797	11/20/2005	38N	54E	30,31
LME #2	913405	NA*	544798	11/20/2005	38N	53E	36
LME #3	913406	NA*	544799	11/20/2005	38N	53E	36,31
LME #4	913407	NA*	544800	11/20/2005	38N	53E	36, 31
LME #5	913408	NA*	544801	11/20/2005	38N	53E	36
LME #6	913409	NA*	544802	11/20/2005	37N	53E	36

EXHIBIT A CONTINUED

Attached to and made a part of that certain Mineral Lease and Option Agreement by and between NAMMCO as Lessor and Austin American Corporation as Lessee dated November 1, 2020

Located in Elko County, Nevada

CLAIM NAME	BLM SERIAL #	BOOK	PAGE or ENTRY	DATE	TWP	RGE	SEC.
LME #7	913410	NA*	544803	11/20/2005	38N 38N	53E 54E	25 30,31
LME #8	913411	NA*	544804	11/20/2005	38N 38N	53E 54E	25,26 30,31
LME #9	913412	NA*	544805	11/20/2005	38N 38N	53E 54E	25 25,30
LME #10	913413	NA*	544806	11/20/2005	38N	53E	25
LME #11	913414	NA*	544807	11/20/2005	38N	53E	25
LME #12	913415	NA*	544808	11/20/2005	38N	53E	25
LME #13	913416	NA*	544809	11/20/2005	38N	53E	25,26
LME #14	913417	NA*	544810	11/20/2005	38N	53E	25,26,36
LME #15	913418	NA*	544811	11/20/2005	38N	53E	25,26,36
LME #16	913419	NA*	544812	11/20/2005	38N	53E	26,35
LME #17	913420	NA*	544813	11/20/2005	38N	53E	26,35
LME #18	913421	NA*	544814	11/20/2005	38N	53E	26,35
LME #19	913422	NA*	544815	11/20/2005	38N	53E	35
LME #20	913423	NA*	544816	11/20/2005	38N	53E	25
LME #21	913424	NA*	544817	11/20/2005	38N	53E	25
LME #22	913425	NA*	544818	11/20/2005	38N	53E	25,26
LME #23	913426	NA*	544819	11/20/2005	38N	53E	25,26
LME #24	913427	NA*	544820	11/20/2005	38N	53E	26
LME #25	913428	NA*	544821	11/20/2005	38N	53E	26
LME #26	913429	NA*	544822	11/20/2005	38N	53E	26
LME #27	913430	NA*	544823	11/20/2005	38N	53E	26
LME #28	913431	NA*	544824	11/20/2005	38N	53E	26,35
LME #29	913432	NA*	544825	11/20/2005	38N	53E	26,35
LME #30	913433	NA*	544826	11/20/2005	38N	53E	35,36
LME #31	913434	NA*	544827	11/20/2005	38N	53E	35,36
LME #32	913435	NA*	544828	11/20/2005	38N	53E	35,36
LME #33	913436	NA*	544829	11/20/2005	38N	53E	35
LME #34	913437	NA*	544830	11/20/2005	38N	53E	35

EXHIBIT A CONTINUED

Attached to and made a part of that certain Mineral Lease and Option Agreement by and between NAMMCO as Lessor and Austin American Corporation as Lessee dated November 1, 2020

Located in Elko County, Nevada

CLAIM NAME	BLM SERIAL #	BOOK	PAGE or ENTRY	DATE	TWP	RGE	SEC.
LME #35	913438	NA*	544831	11/20/2005	38N	53E	35
LME #36	913439	NA*	544832	11/20/2005	38N	53E	35
LME #37	913440	NA*	855833	11/20/2005	38N	53E	35
LME #38	913441	NA*	544834	11/20/2005	38N	53E	35
LME #39	913442	NA*	855835	11/20/2005	38N	53E	35
LME #40	913443	NA*	544836	11/20/2005	38N	53E	34,35
LME #41	913444	NA*	544837	11/20/2005	38N/ 37N	53E	35,2
LME #42	913445	NA*	544838	11/20/2005	38N	53E	35
LME #43	913446	NA*	544839	11/20/2005	38N	53E	35
LME #44	913447	NA*	544840	11/20/2005	38N	53E	35
LME #45	913448	NA*	544841	11/20/2005	38N 37N	53E 53E	35 2,3
LME #46	913449	NA*	544842	11/20/2005	38N 37N	53E 53E	35 2
LME #47	913450	NA*	544843	11/20/2005	38N 37N	53E 53E	35 2
LME #48	913451	NA*	544844	11/20/2005	38N 37N	53E 53E	35 2
LME #49	913452	NA*	544845	11/20/2005	38N 37N	53E 53E	35 1,2
LME #50	913453	NA*	544846	11/20/2005	38N 37N	53E 53E	35 2
LME #51	913454	NA*	544847	11/20/2005	38N 37N	53E 53E	35 2
LME #52	913455	NA*	544848	11/20/2005	38N 37N	53E 53E	35 2
LME #53	913456	NA*	544849	11/20/2005	37N	53E	2
LME #54	913457	NA*	544850	11/20/2005	38N	53E	36
LME #55	913458	NA*	544851	11/20/2005	38N	53E	35,36
LME #56	913459	NA*	544852	11/20/2005	37N	53E	3,10
LME #57	91360	NA*	544853	11/20/2005	37N	53E	3,10
LME #58	913461	NA*	544854	11/20/2005	37N	53E	3,10
LME #59	913462	NA*	544855	11/20/2005	37N	53E	2, 3, 10

EXHIBIT A CONTINUED

Attached to and made a part of that certain Mineral Lease and Option Agreement by and between NAMMCO as Lessor and Austin American Corporation as Lessee dated November 1, 2020

Located in Elko County, Nevada

CLAIM NAME	BLM SERIAL #	BOOK	PAGE or ENTRY	DATE	TWP	RGE	SEC.
LME #60	913463	NA*	544856	11/20/2005	37N	53E	10
LME #61	9413464	NA*	544857	11/20/2005	37N	53E	10
LME #62	913465	NA*	544858	11/20/2005	37N	53E	10
LME #63	913466	NA*	544859	11/20/2005	37N	53E	10,11
LME #64	913467	NA*	544860	11/20/2005	37N	53E	11
LME #65	913468	NA*	544861	11/20/2005	37N	53E	11
LME #66	913469	NA*	544862	11/20/2005	37N	53E	10
LME #67	913470	NA*	544863	11/20/2005	37N	53E	10
LME #68	913471	NA*	544864	11/20/2005	37N	53E	10
LME #69	913472	NA*	544865	11/20/2005	37N	53E	11
LME #70	913473	NA*	544866	11/20/2005	37N	53E	11
LME #71	913474	NA*	544867	11/20/2005	37N	53E	10,15
LME #72	913475	NA*	544868	11/20/2005	37N	53E	10,15
LME #73	913476	NA*	544869	11/20/2005	37N	53E	35
LME #74	913477	NA*	544870	11/20/2005	37N	53E	35
LME #75	913478	NA*	544871	11/20/2005	37N	53E	26,35
LME #76	913479	NA*	544872	11/20/2005	38N	53E	35
LME #77	913480	NA*	544873	11/20/2005	38N 37N	53E 53E	34,15 2,3
LME #78	913481	NA*	544874	11/20/2005	37N	53E	2,3
LME #79	913482	NA*	544875	11/20/2005	38N 37N	53E 53E	34 3
LME #80	913483	NA*	544876	11/20/2005	38N	53E	25,26
LME #81	913484	NA*	544877	11/20/2005	38N	53E	3,10
LME #82	913485	NA*	544878	11/20/2005	38N	53E	10
LME #83	913486	NA*	544879	11/20/2005	38N	54E	31
LME #84	913487	NA*	544880	11/20/2005	38N	54E	31
LME #85	913488	NA*	544881	11/20/2005	38N	54E	31
LME #86	913489	NA*	544882	11/20/2005	38N 38N	53E 54E	36 31
LME #87	913490	NA*	544883	11/20/2005	38N 38N	53E 54E	36 31

EXHIBIT A CONTINUED

Attached to and made a part of that certain Mineral Lease and Option Agreement by and between NAMMCO as Lessor and Austin American Corporation as Lessee dated November 1, 2020

Located in Elko County, Nevada

CLAIM NAME	BLM SERIAL #	BOOK	PAGE or ENTRY	DATE	TWP	RGE	SEC.
LME #88	913491	NA*	544884	11/20/2005	38N 38N	53E 54E	36 31
Lone Wolf #1	954610	NA*	573503	2/22/2007	38N	53E	36
Lone Wolf #2	954611	NA*	573504	2/22/2007	38N	53E	36
Lone Wolf #3	954612	NA*	573505	2/22/2007	38N	53E	36
Lone Wolf #4	954613	NA*	573506	2/22/2007	38N	53E	36
Lone Wolf #5	954614	NA*	573507	2/22/2007	38N	53E	36
Lualjoed #2	96478	54	372	1/25/1965	38N	53E	34,35
Lualjoed #3	96479	54	373	1/25/1965	38N	53E	34,35
Lualjoed #4	96480	54	381	1/25/1965	38N	53E	34,35
Lualjoed #5	96481	54	382	1/25/1965	38N	53E	34,35
Lualjoed #7	96483	54	375	1/25/1965	38N	53E	34
Lualjoed #8	96484	54	376	1/25/1965	38N	53E	34
Lualjoed #9	96485	54	383	1/25/1965	38N	53E	34
Lualjoed #10	96486	54	384	1/25/1965	38N	53E	35
Lualjoed #12	96488	54	378	1/25/1965	38N	53E	34
Lualjoed #13	96489	54	379	1/25/1965	38N	53E	34
Lualjoed #14	96490	54	380	1/25/1965	38N	53E	34
Lualjoed #15	96491	54	385	1/25/1965	38N	53E	34
Lualjo #23	14899	260	356 Amended	9/1/1964	38N	53E	26,34
Lualjo #24	14900	260	357 Amended	9/1/1964	38N	53E	35
Lualjo #25	14901	260	358 Amended	9/1/1964	38N	53E	35
Lualjo #26	14902	260	359 Amended	9/1/1964	38N	53E	26,35
Lualjo #75	96474	56	320	5/22/1965	38N	53E	34,35
Rip #1	8697	254	548 Amended	10/10/1964	37N	53E	3
Rip #2	8698	254	549 Amended	10/10/1964	37N	53E	10, 3

EXHIBIT A CONTINUED

Attached to and made a part of that certain Mineral Lease and Option Agreement by and between NAMMCO as Lessor and Austin American Corporation as Lessee dated November 1, 2020

Located in Elko County, Nevada

CLAIM NAME	BLM SERIAL #	BOOK	PAGE or ENTRY	DATE	TWP	RGE	SEC.
Rip #3	8699	254	550 Amended	10/10/1964	37N	53E	10,3
Rip #4	8700	254	551 Amended	10/10/1964	37N	53E	3
Rip #5	8701	254	552 Amended	10/10/1964	37N	53E	3
Rip #6	8702	254	553 Amended	10/10/1964	37N	53E	3
Rip #7	8703	254	554 Amended	10/10/1964	37N	53E	3
Rip #8	8704	254	555 Amended	10/10/1964	37N	53E	10,3
Rip #13	8709	254	560	10/10/1964	37N	53E	3
Rip #23	8719	254	570	7/12/1977	37N	53E	2,3
Rip #24	8720	254	571	7/12/1977	37N	53E	2
Rip #25	8721	254	572	7/12/1977	37N	53E	2
Rip #26	8722	254	573	7/12/1977	37N	53E	2
Rip #27	8723	254	574	7/12/1977	37N	53E	2
Rip #28	8724	254	575	7/12/1977	37N	53E	2,3
Rip #33	8729	254	580	7/12/1977	37N	53E	2,3,10,11
Rip #34	8730	254	581	7/12/1977	37N	53E	2,11
Rip #35	8731	254	582	7/12/1977	37N	53E	2,11
Rip #65	14875	260	332	10/21/1977	37N	53E	2
Rip #66	14876	260	333	10/21/1977	37N	53E	2
Rip #70	14880	260	337	10/21/1977	38N	53E	34
Rip #78	14887	260	344	10/21/1977	38N	53E	35
Rip #79	14888	260	345	10/21/1977	38N	53E	35
Ton #1	757121	972	431	10/8/1996	37N	53E	15,22
Ton #2	757122	972	432	10/8/1996	37N	53E	15,22
Ton #3	757123	972	433	10/8/1996	37N	53E	15
Ton #4	757124	972	434	10/8/1996	37N	53E	15
Ton #5	757125	972	435	10/8/1996	37N	53E	15
Ton #6	757126	972	436	10/8/1996	37N	53E	15

EXHIBIT A CONTINUED

Attached to and made a part of that certain Mineral Lease and Option Agreement by and between NAMMCO as Lessor and Austin American Corporation as Lessee dated November 1, 2020

Located in Elko County, Nevada

CLAIM NAME	BLM SERIAL #	BOOK	PAGE or ENTRY	DATE	TWP	RGE	SEC.
Ton #7	757127	972	437	10/8/1996	37N	53E	15
Ton #8	757128	972	438	10/8/1996	37N	53E	15
Ton #9	757129	972	439	10/8/1996	37N	53E	15
Ton #10	757130	972	440	10/8/1996	37N	53E	15
Ton #11	757131	972	441	10/8/1996	37N	53E	15
Ton #12	757132	972	442	10/8/1996	37N	53E	15
Ton #13	757133	972	443	10/8/1996	37N	53E	15
Ton #14	757134	972	444	10/8/1996	37N	53E	15
Ton #15	757135	972	445	10/8/1996	37N	53E	15
Ton #16	757136	972	446	10/8/1996	37N	53E	15
Ton #17	757137	972	447	10/8/1996	37N	53E	15
Ton #18	757138	972	448	10/8/1996	37N	53E	15
Ton #19	757139	972	449	10/9/1996	37N	53E	11
Ton #20	757140	972	450	10/9/1996	37N	53E	11
Ton #21	757141	972	451	10/9/1996	37N	53E	11
Ton #22	757142	972	452	10/9/1996	37N	53E	11
Ton #23	757143	972	453	10/9/1996	37N	53E	2
Ton #24	757144	972	454	10/9/1996	37N	53E	2
Ton #25	757145	972	455	10/9/1996	37N	53E	2
Ton #26	757146	972	456	10/9/1996	37N	53E	2
Ton #27	757147	972	457	10/9/1996	37N	53E	2
Ton #28	757148	972	458	10/9/1996	37N	53E	2
Ton #29	757149	972	459	10/9/1996	37N	53E	2
Ton #30	757150	972	460	10/9/1996	37N	53E	2
Ton #32	757151	972	461	10/9/1996	37N	53E	2
Ton #33	757152	972	462	10/9/1996	37N	53E	2
Ton #34	757153	972	463	10/9/1996	37N	53E	2
Ton #35	757154	972	464	10/9/1996	37N	53E	2
Ton #36	757155	972	465	10/9/1996	37N	53E	2
Ton #37	757156	972	466	10/9/1996	37N	53E	2

EXHIBIT A CONTINUED

Attached to and made a part of that certain Mineral Lease and Option Agreement by and between NAMMCO as Lessor and Austin American Corporation as Lessee dated November 1, 2020

Located in Elko County, Nevada

CLAIM NAME	BLM SERIAL #	BOOK	PAGE or ENTRY	DATE	TWP	RGE	SEC.
Ton #38	757157	972	467	10/9/1996	37N	53E	11
Ton #39	757158	972	468	10/9/1996	37N	53E	2
Ton #40	757159	972	469	10/9/1996	37N	53E	2
Toni #1	771416	990	278	3/31/1997	37N	53E	15
Toni #2	771417	990	279	3/31/1997	37N	53E	14
Toni #3	771418	990	280	3/31/1997	37N	53E	15
Toni #4	771419	990	281	3/31/1997	37N	53E	14
Toni #5	771420	990	282	3/31/1997	37N	53E	15
Toni #6	771421	990	283	3/31/1997	37N	53E	14
Toni #7	771422	990	284	3/31/1997	37N	53E	15,22
Toni #8	771423	990	285	3/31/1997	37N	53E	14,23
Toni #9	771424	990	286	3/31/1997	37N	53E	22
Toni #10	771425	990	287	3/31/1997	37N	53E	22
Toni #11	771426	990	288	3/31/1997	37N	53E	22
Toni #12	771427	990	289	3/31/1997	37N	53E	14
Toni #13	771428	990	290	3/31/1997	37N	53E	14
Toni #14	771429	990	291	3/31/1997	37N	53E	14
Toni #15	771430	990	292	3/31/1997	37N	53E	14,23
Toni #16	771431	990	293	3/31/1997	37N	53E	11
Toni #17	771432	990	294	3/31/1997	37N	53E	11
Toni #18	771433	990	295	3/31/1997	37N	53E	11
Toni #19	771434	990	296	3/31/1997	37N	53E	10
Toni #20	771435	990	297	3/31/1997	37N	53E	10
Toni #21	771436	990	298	3/31/1997	37N	53E	10
Toni #22	771437	990	299	4/3/1997	37N	53E	3
Toni #23	771438	990	300	4/3/1997	37N	53E	3
Toni #24	771439	990	301	4/3/1997	37N	53E	3
Toni #25	771440	990	302	4/3/1997	37N	53E	3
Toni #26	771441	990	303	4/3/1997	37N	53E	3

EXHIBIT A CONTINUED

Attached to and made a part of that certain Mineral Lease and Option Agreement by and between NAMMCO as Lessor and Austin American Corporation as Lessee dated November 1, 2020

Located in Elko County, Nevada

CLAIM NAME	BLM SERIAL #	BOOK	PAGE or ENTRY	DATE	TWP	RGE	SEC.
Toni #27	771442	990	304	4/3/1997	37N	53E	3
Toni #28	771443	990	305	4/3/1997	37N	53E	3
Toni #29	771444	990	306	4/3/1997	38N	53E	34
Toni #30	771445	990	307	3/22/1997	37N	53E	26,35
Toni #31	771446	990	308	3/22/1997	37N	53E	25,26,35
Toni #32	771447	990	309	3/22/1997	37N	53E	26
Toni #33	771448	990	310	3/22/1997	37N	53E	25,26
Toni #34	771449	990	311	3/22/1997	37N	53E	26
Toni #35	771450	990	312	3/22/1997	37N	53E	25,26
Toni #36	771451	990	313	3/22/1997	37N	53E	26
Toni #37	771452	990	314	3/22/1997	37N	53E	25,26
Toni #38	771453	990	315	3/22/1997	37N	53E	26
Toni #39	771454	990	316	3/22/1997	37N	53E	25,26
Toni #40	771455	990	317	3/22/1997	37N	53E	26
Toni #41	771456	990	318	3/22/1997	37N	53E	25,26
Toni #42	771457	990	319	3/22/1997	37N	53E	26
Toni #43	771458	990	320	3/22/1997	37N	53E	25,26
Toni #44	771459	990	321	3/22/1997	37N	53E	26
Toni #45	771460	990	322	3/22/1997	37N	53E	25,26
Toni #46	771461	990	323	3/22/1997	37N	53E	26
Toni #47	771462	990	324	3/22/1997	37N	53E	25,26
Toni #48	771463	990	325	3/22/1997	37N	53E	26
Toni #49	771464	990	326	3/22/1997	37N	53E	26
Toni #50	771465	990	327	3/22/1997	37N	53E	26,27
Toni #51	771466	990	328	3/22/1997	37N	53E	26
Toni #52	771467	990	329	3/22/1997	37N	53E	26,27
Toni #53	771468	990	330	3/22/1997	37N	53E	26
Toni #54	771469	990	331	3/22/1997	37N	53E	26,27
Toni #55	771470	990	332	3/22/1997	37N	53E	26
Toni #56	771471	990	333	3/22/1997	37N	53E	26,27
Toni #57	771472	990	334	3/22/1997	37N	53E	26
Toni #58	771473	990	335	3/22/1997	37N	53E	26,27
Toni #59	771474	990	336	3/22/1997	37N	53E	26
Toni #60	771475	990	337	3/22/1997	37N	53E	26,27

EXHIBIT A CONTINUED

Attached to and made a part of that certain Mineral Lease and Option Agreement by and between NAMMCO as Lessor and Austin American Corporation as Lessee dated November 1, 2020

Located in Elko County, Nevada

CLAIM NAME	BLM SERIAL #	BOOK	PAGE or ENTRY	DATE	TWP	RGE	SEC.
Toni #100	781019	1018	60	9/4/1997	37N	53E	2
Toni #101	781020	1018	61	9/4/1997	37N	53E	2
Toni #102	781021	1018	62	9/4/1997	37N	53E	2
Toni #103	781022	1018	63	9/4/1997	37N	53E	2
Toni #104	781023	1018	64	9/4/1997	37N	53E	2
Toni #105	781024	1018	65	9/4/1997	37N	53E	2
Toni #106	781025	1018	66	9/4/1997	37N	53E	2
Toni #107	781026	1018	67	9/4/1997	37N	53E	2
Toni #108	781027	1018	68	9/4/1997	37N	53E	36
Toni #109	781028	1018	69	9/4/1997	37N	53E	36
Toni #110	781029	1018	70	9/4/1997	37N	53E	36
Toni #111	781030	1018	71	9/4/1997	37N	53E	36
Toni #112	781031	1018	72	9/4/1997	37N	53E	36
Toni #113	781032	1018	73	9/4/1997	37N	53E	36
Toni #114	781033	1018	74	9/4/1997	37N	53E	36
Toni #115	781034	1018	75	9/7/1997	37N	53E	36
Toni #116	781035	1018	76	9/4/1997	37N	53E	36
Toni #117	781036	1018	77	9/4/1997	37N	53E	36
Toni #118	781037	1018	78	9/4/1997	37N	53E	36
Toni #119	781038	1018	79	9/4/1997	37N	53E	36
Toni #120	781039	1018	80	9/4/1997	37N	53E	36
Top #7	253827	407	74	8/13/1982	37N	53E	2
Top #9	253829	407	76	8/13/1982	37N	53E	2
Top #11	253831	407	78	8/13/1982	37N	53E	2
Top #13	253833	407	80	8/13/1982	37N	53E	2
Top #27	253847	407	94	8/10/1982	37N	53E	11
Top #28	253848	407	95	8/10/1982	37N	53E	11
Top #29	253849	407	96	8/10/1982	37N	53E	11
Top #30	253850	407	97	8/10/1982	37N	53E	11
Top #31	253851	407	98	8/11/1982	37N	53E	11

EXHIBIT A CONTINUED

Attached to and made a part of that certain Mineral Lease and Option Agreement by and between NAMMCO as Lessor and Austin American Corporation as Lessee dated November 1, 2020

Located in Elko County, Nevada

CLAIM NAME	BLM SERIAL #	BOOK	PAGE or ENTRY	DATE	TWP	RGE	SEC.
Top #32	253852	407	99	8/11/1982	37N	53E	11
Top #33	253853	407	100	8/16/1982	37N	53E	11
Top #34	253854	407	101	8/11/1982	37N	53E	11
Top #40	253860	407	107	8/12/1982	37N	53E	1,2
Top #42	253862	407	109	8/12/1982	37N	82W	1,2
Trim #1	600865	726	81	5/13/1990	38N	53E	36
Trim #2	600866	726	82	5/13/1990	37N	53E	1
Trim #3	600867	726	83	5/13/1990	38N	53E	1
Trim #5	600869	726	85	5/13/1990	37N	53E	1
Trim #6	600870	726	86	5/13/1990	37N	53E	1
Trim #7	600871	726	87	5/13/1990	37N	53E	1
Von #1	715677	890	69	2/6/1995	37N	53E	13
Von #2	715678	890	70	2/6/1995	37N	53E	13,24
Von #3	715679	890	71	2/6/1995	37N	53E	13
Von #4	715680	890	72	2/6/1995	37N	53E	13,24
Von #5	715681	890	73	2/6/1995	37N	53E	13
Von #6	715682	890	74	2/6/1995	37N	53E	13,24
Von #7	715683	890	75	2/6/1995	37N	53E	13,18
Von #8	715684	890	76	2/6/1995	37N	53E	13,24
Von #9	715685	890	77	2/6/1995	37N	54E	18,19
Von #10	715686	890	78	2/6/1995	37N	54E	18,19
Von #11	715687	890	79	2/6/1995	37N	54E	18,19
Von #12	715688	890	80	2/6/1995	37N	54E	18,19
Von #13	715689	890	81	2/6/1995	37N	54E	18,19
Von #14	715690	890	82	2/6/1995	37N	54E	18
Von #15	715691	890	83	2/6/1995	37N	54E	18
Von #16	715692	890	84	2/6/1995	37N	54E	18
Von #17	715693	890	85	2/6/1995	37N	54E	18
Von #18	715694	890	86	2/6/1995	37N	54E	18

EXHIBIT A CONTINUED

Attached to and made a part of that certain Mineral Lease and Option Agreement by and between NAMMCO as Lessor and Austin American Corporation as Lessee dated November 1, 2020

Located in Elko County, Nevada

CLAIM NAME	BLM SERIAL #	BOOK	PAGE or ENTRY	DATE	TWP	RGE	SEC.
Von #19	715695	890	87	2/6/1995	37N	54E	18
Von #20	715696	890	88	2/6/1995	37N	54E	17,18
Von #21	715697	890	89	2/7/1995	37N	54E	18,19
Von #22	715698	890	90	2/7/1995	37N	54E	18,19
Von #23	715699	890	91	2/7/1995	37N	54E	7,17,18
Von #24	715700	890	92	2/7/1995	37N	54E	17,18
Von #25	715701	890	93	2/7/1995	37N	54E	7,18
Von #26	715702	890	94	2/7/1995	37N	54E	18
Von #27	715703	890	95	2/7/1995	37N	54E	7,18
Von #28	715704	890	96	2/7/1995	37N	54E	18
Von #29	715705	890	97	2/7/1995	37N	54E	7,18
Von #30	715706	890	98	2/7/1995	37N	54E	18
Von #31	715707	890	99	2/7/1995	37N	54E	7,18
Von #32	715708	890	100	2/7/1995	37N	54E	18
Von #33	715709	890	101	2/7/1995	37N	54E	7,18
Von #34	715710	890	102	2/7/1995	37N	54E	18
Von #35	715711	890	103	2/7/1995	37N	54E	7,18
Von #36	715712	890	104	2/7/1995	37N	54E	18
Von #37	715713	890	105	2/7/1995	37N	54E	7,18
Von #38	715714	890	106	2/6/1995	37N	54E	7,18
Von #39	715715	890	107	2/6/1995	37N	53E	12,13
Von #40	715716	890	108	2/6/1995	37N	53E	13
Von #41	715717	890	109	2/6/1995	37N	53E	12,13
Von #42	715718	890	110	2/6/1995	37N	53E	13
Von #43	715719	890	111	2/6/1995	37N	53E	12,13
Von #44	715720	890	112	2/6/1995	37N	53E	13
Von #45	715721	890	113	2/6/1995	37N	53E	12,13
Von #46	715722	890	114	2/6/1995	37N	53E	13
Von #47	715723	890	115	2/6/1995	37N	53E	12,13

041

EXHIBIT A CONTINUED

Attached to and made a part of that certain Mineral Lease and Option Agreement by and between NAMMCO as Lessor and Austin American Corporation as Lessee dated November 1, 2020

Located in Elko County, Nevada

CLAIM NAME	BLM SERIAL #	BOOK	PAGE or ENTRY	DATE	TWP	RGE	SEC.
Von #48	715724	890	116	2/6/1995	37N	53E	13
Von #49	715725	890	117	2/6/1995	37N	53E	12,13
Von #50	715726	890	118	2/6/1995	37N	53E	13
Von #51	715727	890	119	2/6/1995	37N	53E	12,13
Von #52	715728	890	120	2/6/1995	37N	53E	13
Von #53	715729	890	121	2/6/1995	37N	53E	12,13
Von #54	715730	890	122	2/6/1995	37N	53E	13
Von #55	715731	890	123	2/6/1995	37N	53E	11,12,13,14
Von #66	750497	964	636	9/16/1996	37N	53E	15
Von #67	750498	964	637	9/16/1996	37N	53E	14
Von #68	750499	964	638	9/16/1996	37N	53E	15
Von #69	750500	964	639	9/16/1996	37N	53E	14
Von #70	750501	964	640	9/16/1996	37N	53E	15
Von #71	750502	964	641	9/16/1996	37N	53E	14
Von #72	750503	964	642	9/16/1996	37N	53E	15
Von #73	750504	964	643	9/16/1996	37N	53E	14
Von #74	750505	964	644	9/16/1996	37N	53E	15
Von #75	750506	964	645	9/16/1996	37N	53E	14
Von #78	750507	964	646	9/16/1996	37N	53E	14
Von #79	750508	964	647	9/16/1996	37N	53E	14
Von #80	750509	964	648	9/16/1996	37N	53E	14
Von #81	750510	964	649	9/16/1996	37N	53E	14
Von #82	750511	964	650	9/16/1996	37N	53E	14
Von #83	750512	964	651	9/16/1996	37N	53E	11
Von #84	750513	964	652	9/16/1996	37N	53E	11

*Claims listed with an NA in the Book column are looked up by Document Number in Elko County Records.

EXHIBIT B
Patented Lode Mining Claims
Attached to and made a part of that certain Mineral Lease and Option Agreement by and between NAMMCO as Lessor and Austin American Corporation as Lessee dated November 1, 2020
The following Six Patented Lode Mining Claims are Located in **Elko** County, Nevada which are further described as follows:

CLAIM NAME	PATENT	MINERAL SURVEY	TWP	RGE	SEC.
Baltimore	31900	M.S. 1835	37N	53E	11
Charleston	31900	M.S. 1835	37N	53E	11
Cuag	31900	M.S. 1835	37N	53E	11
Monteray	31900	M.S. 1835	37N	53E	11
North King	31900	M.S. 1835	37N	53E	11
South Merimac	31900	M.S. 1835	37N	53E	11

The above claims are subject to the Mining Lease of the patented mining claims dated January 2, 1990, among George M. Hogle, Ann M. Hogle, James E. Hogle and Bonnie S. Hogle, as Lessors, and Tenneco Minerals Company, a Delaware corporation, as Lessee, of which NAMMCO or Lessor is the successor lessee.

** Intentionally Left Blank **

EXHIBIT C
NSR Royalty

Attached to and made a part of that certain **Mineral Lease and Option Agreement**, dated November 1, 2020 between NAMMCO and Austin American Corporation.

NSR. **"Net Smelter Returns"** means amounts actually received by Austin American Corporation (**"AAC"** or **"Lessee"**) from time to time from any mint, smelter, refinery or other purchaser from the sale of any ores, concentrates, metals or any other material of commercial value (collectively, **"Mineral Product"**) produced from the Premises after deducting from such proceeds the following charges to the extent that they were not deducted by the purchaser in computing payment to AAC:

(i) smelting and refining charges; sampling charges and penalties; smelter assay costs and umpire assay costs; costs of transportation (including loading, freight, handling, security, transaction taxes, port, demurrage, delay and forwarding expenses incurred by reason of or in the course of such transportation) of Mineral Product from the Premises to any mint, smelter, refinery or other purchaser; marketing costs; insurance on all such Mineral Product and the transport thereof; customs duties; severance, royalties, taxes measured by the value of production; and export and import taxes or tariffs payable in respect of said Mineral Product.

NSR Royalty. Upon commencement of commercial production from the Premises and during each calendar quarter in which AAC produces and sells Mineral Product in commercial quantities, AAC shall pay NAMMCO (**"NAMMCO"** or **"Lessor"**) the production royalties set out in Section 3 of the Mineral Lease Agreement between AAC and NAMMCO.

Payment Timing. The NSR Royalty shall be paid on or before the 45th day after the last day of each AAC fiscal quarter in which AAC receives payment for sale of Mineral Product under the terms of this NSR Royalty. Each such payment shall be provisional and subject to adjustment as of the end of each AAC fiscal year.

Information to the Lessor. Each payment of NSR Royalty shall include sufficient documentation to permit the Lessor to determine the basis for the amount of the payment and the justification for all deductions.

Audit. Within thirty (30) days after the end of each calendar quarter in which proceeds from the sales of Mineral Product derived from the Premises are received, AAC shall deliver to NAMMCO an unaudited statement of royalties to be paid to NAMMCO during the calendar quarter and the calculation thereof. Within one hundred and twenty (120) days after the end of each fiscal year, AAC shall deliver to NAMMCO an unaudited statement of royalties paid to NAMMCO during the fiscal year and the calculation thereof. All yearly statements shall be deemed true and correct sixty (60) days after presentation, unless within that period NAMMCO delivers notice to AAC specifying with particularity the grounds for each exception. NAMMCO shall be entitled at NAMMCO's expense to an annual independent audit of the statement by a certified public accountant of recognized standing acceptable to AAC, but only if NAMMCO delivers a demand for audit to AAC within sixty (60) days after presentation of the related fiscal statement.

Sampling and Commingling. AAC shall have the right to commingle ores from the Premises and materials from other properties, provided that AAC first informs NAMMCO, in writing, of AAC's intention to commingle and delivers to NAMMCO a detailed written description of AAC's commingling plan. NAMMCO shall have thirty (30) days during which to review and comment on AAC's proposed commingling plan. In any and all events, all ores and Mineral Product shall be measured and sampled by AAC in accordance with sound mining and metallurgical practices for metal and mineral content and

expected recoveries before commingling of any such ore or Mineral Product with materials from any other property. Representative samples of materials from the Premises intended to be commingled shall be retained by AAC, and assays of these samples shall be made before commingling to determine the metal content of each ore or Mineral Product. Detailed records shall be kept by AAC showing measurements, assays of metal content, gross metal content, and other appropriate content and penalty substances. From this information, AAC shall determine the amount of the NSR Royalty due and payable to NAMMCO for minerals produced from the Premises commingled with minerals from other properties.

** Intentionally Left Blank **

EXHIBIT D
Area of Influence

Attached to and made a part of that certain **Mineral Lease and Option Agreement**, dated November 1, 2020 between NAMMCO and Austin American Corporation.

(AREA OF INFLUENCE MAP ON FOLLOWING PAGE)

(PLEASE REFER TO LARGER MAP FOR CLAIM LOCATIONS)

** Intentionally Left Blank **


38N 53E
38N 54E
37N 53E
37N 54E
NAMMCO
Lone Mountain Mining Claims
Elko County, Nevada
NAMMCO Mining Claims
Patented Mining Claims
Unpatented Mining Claims

EXHIBIT D
Area of Influence

Attached to and made a part of that certain **Mineral Lease and Option Agreement**, dated November 1, 2020 between NAMMCO and Austin American Corporation.

(AREA OF INFLUENCE MAP ON FOLLOWING PAGE)

(PLEASE REFER TO LARGER MAP FOR CLAIM LOCATIONS)

** Intentionally Left Blank **


38N 53E
38N 54E
37N 53E
37N 54E
NAMMCO
Lone Mountain Mining Claims
Elko County, Nevada
NAMMCO Mining Claims
Patented Mining Claims
Unpatented Mining Claims

EXHIBIT E
Definition of Pre-Feasibility Study

Attached to and made a part of that certain **Mineral Lease and Option Agreement**, dated November 1, 2020 between NAMMCO and Austin American Corporation.

"Pre-Feasibility Study" means a comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a preferred mining method, in the case of underground mining, or the pit configuration, in the case of an open pit, is established and an effective method of mineral processing is determined. It includes a financial analysis based on reasonable assumptions on the Modifying Factors and the evaluation of any other relevant factors which are sufficient for a Qualified Person, acting reasonably, to determine if all or part of the Mineral Resource may be converted to a Mineral Reserve at the time of reporting. A Pre-Feasibility Study is at a lower confidence level than a Feasibility Study. To qualify as a Pre-Feasibility Study for the purposes of this agreement, it must be demonstrated that there is a minimum resource of 500,000 ounces of gold (or equivalent in other metals).

"Mineral Resource" has the meaning as defined in CIM Definition Standards for Mineral Resources & Mineral Reserves Prepared by the CIM Standing Committee on Reserve Definitions Adopted by CIM Council May 19, 2014, as amended or revised from time to time.

"Modifying Factors" are considerations used to convert Mineral Resources to Mineral Reserves. These include, but are not restricted to, mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social and governmental factors.

"Qualified Person" has the meaning as defined in CIM Definition Standards for Mineral Resources & Mineral Reserves Prepared by the CIM Standing Committee on Reserve Definitions Adopted by CIM Council May 19, 2014, as amended or revised from time to time. (link to CIM Definition Standards: https://mrmr.cim.org/media/1128/cim-definition-standards_2014.pdf)